UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2023

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market
Warrants to purchase Class A Common Stock	VRRMW	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 23, 2023, Verra Mobility Corporation (the “Company”) was notified by its independent registered public accounting firm, Ernst & Young, LLP (“EY”), of its decision to resign as the Company’s independent registered public accounting firm effective as of that date. The Company’s Audit Committee accepted EY’s resignation.

The Company and the Audit Committee have initiated discussions with other independent registered public accounting firms and the Company anticipates completing its auditor selection process in time to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2023.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through August 23, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

EY’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through August 23, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s 2021 annual report filed on Form 10-K, management identified material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended December 31, 2021 related to the Company’s (i) monitoring activities over the acquisition of Redflex Holdings Limited due to the lack of sufficient qualified accounting resources, including those with the appropriate level of technical revenue recognition knowledge, to timely identify and assess accounting implications of the revenue arrangements assumed as part of the acquisition which resulted in the incorrect application of generally accepted accounting principles, as well as insufficient oversight and review of certain related journal entries; (ii) control activities over the acquisition of Redflex Holdings Limited due to the lack of sufficient qualified accounting resources to provide adequate controls over the completeness and accuracy of inputs used in certain valuation and opening balance sheet adjustments recorded in connection with the business combination; and (iii) failure to design and maintain effective controls specific to a third-party application that was utilized in performing certain revenue and reporting control activities and in the preparation of the Company’s consolidated financial statements.

Following remediation efforts for the above, management concluded that the material weaknesses were remediated as of December 31, 2022, as previously disclosed in the Company’s 2022 annual report filed on Form 10-K.

The Company has provided EY with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not EY agrees with the above statements. A copy of EY’s letter, dated August 28, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP dated as of August 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2023	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer